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                                                                   Exhibit 10.62

                                 PROMISSORY NOTE

$ 6,500,000.00                  Summit County, Utah                 July 3, 1997

      FOR VALUE RECEIVED, ASC UTAH, INC., a Maine corporation ("Maker") with a mailing address of Sunday River Road, P.O. Box 450, Bethel, Maine 04217, hereby promises to pay to the order of WOLF MOUNTAIN, L.C., a Utah limited liability company ("Lender"), and its successors and assigns, at 4000 Parkwest Drive, Park City, Utah, 84098 the principal sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding at a rate of twelve (12%) per annum, which interest shall be paid as of the first day of each and every month during the term hereof.

      The principal balance of this Note shall be paid in two installments as follows:

      (a) On January 31, 1998, Maker shall make a principal payment of $2,300,000 to Lender; and

      (b) On the earlier of (1) the effective date of any public offering by Maker, Guarantor (defined below) or American Skiing Company, a Maine corporation, or (2) April 15, 2005 (the "Maturity Date"), Maker shall pay the entire remaining unpaid balance of this Note and any unpaid accrued interest thereon.

      This Note is guaranteed by ASC Holdings, Inc., a Maine corporation ("Guarantor"), as set forth in that certain Guaranty of even date herewith, executed by Guarantor in favor of Lender.

      Any principal of, and to the extent permitted by applicable law any interest on, this Note which is not paid when due shall bear interest, from the date due and payable until paid, at a rate equal to the lesser of (a) fifteen percent (15%) per annum or (b) the maximum rate allowed by applicable law.

      Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Salt Lake City, Utah are closed.

      Maker may at any time pay the full amount or any part of this Note without payment of any premium or fee. All prepayment shall be accompanied by payment of all accrued but unpaid interest on the amount prepaid.

      All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. All prepayments on this Note
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shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to the remaining principal installments in inverse order of their maturity.

      If any principal, interest, or other amount of money due under this Note is not paid in full within ten (10) days after written notice from the holder hereof to Maker that a payment is past due for the first two (2) such occurrences in any calendar year and thereafter within ten (10) days of the date when due, regardless of how such amount may have become due, then such occurrence shall be a default under this Note ("Default"). Upon occurrence of a Default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable) and to exercise any of its other rights, powers, and remedies under this Note or at law or in equity.

      Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder. The resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

      If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees

      It is the intent of Lender and Maker to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Lender or any other holder hereof and Maker (or any other party liable with respect to any indebtedness under the Note) are hereby limited by the provisions of this paragraph which shall override and control all


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agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Utah or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except for those notices expressly provided for herein); (ii) agree to the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Utah, and venue in Summit County, Utah, for the enforcement of any and all obligations under the Note.

      This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

      The loan evidenced by this Note is made solely for business and commercial purposes and is not for personal, family, household or agricultural purposes.

      Maker acknowledges and agrees that the holder of this Note may, from time to time, sell or offer to sell interests in the loan evidenced by this Note to one or more participants.


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      This Note, and its validity, enforcement and interpretation, shall be governed by Utah law (without regard to any conflict of laws principles) and applicable United States Federal law.

      Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                  MAKER:

                                  ASC UTAH, INC., a Maine corporation

                                  By: /s/ Julianne Cloutier

                                  Name: Julianne Cloutier

                                  Title: Vice President


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